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                                                                    EXHIBIT 99.3

                             CERTIFICATE OF MERGER
                                    MERGING
                             INFORMATION DATA INC.
                                 WITH AND INTO
                      INFINITY FINANCIAL TECHNOLOGY, INC.

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           Pursuant to Section 251 of the General Corporation Law of
                             the State of Delaware

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         Infinity Financial Technology, Inc. ("Infinity") does hereby certify as follows:

         FIRST: That the constituent corporations Information Data Inc. ("Merger Sub") and Infinity were incorporated pursuant to the Delaware General Corporation Law (the "DGCL").

         SECOND: That an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), setting forth the terms and conditions of the merger of Merger Sub with and into Infinity (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) of the DGCL.

         THIRD: That Infinity shall be the surviving corporation after the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be Infinity Financial Technology, Inc.

         FOURTH: That the certificate of incorporation of the Surviving Corporation, with such amendments as are effected by the Merger, is attached to this Certificate of Merger as Exhibit A, and, as so amended, shall constitute the Certificate of Incorporation, as amended, of the Surviving Corporation.

         FIFTH: That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                      Infinity Financial Technology, Inc.
                         c/o SunGard Data Systems Inc.
                              1285 Drummers Lane
                                Wayne, PA 19087

         SIXTH: That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

                                       1.
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         SEVENTH: That the Merger shall become effective upon the filing of this
Certificate of Merger with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed in its corporate name this ____ day of November, 1997.


                                     INFINITY FINANCIAL TECHNOLOGY, INC.

                                     By:
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                                     Name:
                                             -----------------------------
                                     Title:
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                                       2.